Exhibit 1.1

EXECUTION COPY

CENTURYLINK, INC.

$1,400,000,000 5.80% Senior Notes, Series T, due 2022

$650,000,000 7.65% Senior Notes, Series U, due 2042

UNDERWRITING AGREEMENT

March 5, 2012

Barclays Capital Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Mizuho Securities USA Inc.

U.S. Bancorp Investments, Inc.

SunTrust Robinson Humphrey, Inc.

Fifth Third Securities, Inc.

Morgan Keegan & Company, Inc.

c/o	Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

RBC Capital Markets, LLC
Three World Financial Center, 8th Floor
200 Vesey Street
New York, New York 10281

Ladies and Gentlemen:

CenturyLink, Inc., a Louisiana corporation (the “Company”), proposes to issue and sell to you (individually, an “Underwriter” and collectively, the “Underwriters”) an aggregate of $1,400,000,000 principal amount of the Company’s 5.80% Senior Notes, Series T, due 2022 (the

“Series T Notes”) and an aggregate of $650,000,000 principal amount of the Company’s 7.65% Senior Notes, Series U, due 2042 (the “Series U Notes” and, together with the Series T Notes, the “Securities”) to be issued pursuant to an Indenture dated as of March 31, 1994, between the Company and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as trustee (the “Trustee”), as supplemented to the date hereof (as so supplemented, the “Indenture”), and as will be further supplemented, with respect to the Securities, by the Seventh Supplemental Indenture to be dated as of March 12, 2012 (the “Seventh Supplemental Indenture”).

The purchase price for the Securities to be paid by the Underwriters shall be agreed upon by the Company and the Underwriters and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the “Price Determination Agreement”). The Price Determination Agreement may take the form of an exchange of any standard form of written communication among the Company and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein or in the exhibits hereto to “this Agreement,” the “Underwriting Agreement” and to the phrase “herein” shall be deemed to include, the Price Determination Agreement.

The Company confirms as follows its agreements with the several Underwriters.

1. Agreement to Sell and Purchase.

(a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each of the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, the principal amount of the Securities set forth opposite the name of such Underwriter in Schedule I hereto, plus such additional principal amount of Securities which any Underwriter may become obligated to purchase pursuant to Section 8 hereof, all at the purchase price to be agreed upon by the Underwriters and the Company in accordance with Section 1(b) and as set forth in the Price Determination Agreement.

(b) The purchase price for the Securities to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the Execution Date (as hereinafter defined).

2. Delivery and Payment.

Delivery of the Securities shall be made to the Underwriters for the account of each Underwriter in book-entry form through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price therefor by such Underwriter or on its behalf therefor by wire transfer in same day funds to the Company or its order at the office of Pillsbury Winthrop Shaw Pittman LLP, New York, New York or at such other location as the parties may agree. Such payment shall be made at 10:00 a.m., New York City time, on the fifth business day following the date of this Agreement or at such time on such other date, as may be agreed upon by the Company and the Representatives (as defined herein) (such date is hereinafter referred to as the “Closing Date”).

The Securities of each series to be purchased by each Underwriter hereunder will be represented by one or more registered global Securities in book-entry form, which will be deposited by or on behalf of the Company with DTC or its designated custodian. The certificates for the Securities will be made available for examination and packaging by Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the several Underwriters (the “Representatives”), in New York City not later than 10:00 a.m. (New York City time) on the business day prior to the Closing Date.

The cost of original issue tax stamps, if any, in connection with the issuance and sale of the Securities by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and hold each Underwriter and any subsequent holder of the Securities harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other issuance taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Securities.

3. Representations and Warranties of the Company.

The Company represents and warrants to the several Underwriters as of the date hereof and as of the Closing Date, and covenants with the several Underwriters, that:

(a) The Company meets the requirements for the use of an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), and such registration statement on Form S-3 (File No. 333-179888), including a prospectus (the “Basic Prospectus”), relating to, among other securities, the debt securities to be issued from time to time by the Company has been prepared and filed by the Company with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement dated the date hereof specifically relating to the Securities (the “Prospectus Supplement”).

Such registration statement, at the Effective Date (as defined herein), including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of such effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”, and, as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the Prospectus Supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement dated March 5, 2012 specifically relating to the Securities together with the Basic Prospectus. References herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein as of the Effective Date with respect to the Registration Statement or the date of the Preliminary Prospectus or the date of the Prospectus Supplement, as the case may be. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), subsequent to the date of this Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Date” means the effective date of the Registration Statement with respect to the offering of Securities as determined for the Company pursuant to Rule 430B(f)(2) under the Securities Act and the term “Execution Date” means the date that this Agreement is executed and delivered by the parties hereto, as reflected on the first page hereof.

At or prior to the Time of Sale (as defined in the Price Determination Agreement), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus and each Issuer Free Writing Prospectus (as defined herein) listed on Schedule III hereto.

(b) The Registration Statement became effective upon filing with the Commission under the Securities Act. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the Effective Date, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus Supplement and any amendment or supplement thereto and as of the Closing Date, the Prospectus complied in all material respects with the Securities Act and the Trust Indenture Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein.

(c) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in the Time of Sale Information in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(d) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule III to this Agreement as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in the case of clause (v) approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with each such other Issuer Free Writing Prospectus and the Preliminary Prospectus did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in any such Issuer Free Writing Prospectus.

(e) The documents which are incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act and did not and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) (A) (i) At the time of initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Company was not, and currently is not, an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(g) Each of the Company and each of its subsidiaries listed on Schedule II hereto (the “Subsidiaries”) is, and at the Closing Date will be, a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Subsidiaries are the Company’s only “significant subsidiaries” (as such term is defined in Regulation S-X under the Exchange Act). Each of the Company and each of the Subsidiaries has, and at the Closing Date will have, full corporate or limited liability company power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus. Each of the Company and each of the Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation or limited liability company in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified or licensed would not have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). For purposes of this Agreement, “subsidiaries” shall mean (i) the Company’s direct and indirect majority-owned corporate subsidiaries, (ii) the Company’s direct and indirect majority owned limited liability companies and (iii) the partnerships, joint ventures and other entities of which the Company or any subsidiary is the majority owner or managing general partner. Complete and correct copies of the certificate of incorporation and of the by-laws or other organizational documents of the Company and each of the Subsidiaries and all amendments thereto have been made available to the Underwriters, and no changes therein will be made subsequent to the Time of Sale and prior to the Closing Date.

(h) The Securities have been duly and validly authorized and, when authenticated by the Trustee and issued, delivered and sold in accordance with this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and entitled to the benefits provided by the Indenture except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(i) The description of the Securities in each of the Registration Statement, the Time of Sale Information and the Prospectus is, and at the Closing Date will be, complete and accurate in all material respects and, insofar as such description contains statements constituting a summary of the legal matters or documents referred to therein, such description fairly summarizes the information referred to therein in all material respects.

(j) The historical financial statements and schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, including the financial statements and schedules of Qwest Communications International Inc., a Delaware corporation (“Qwest”), contained in the Company’s Current Report on Form 8-K dated March 2, 2012, in each case filed by the Company with the Commission, present fairly, in all material respects, the consolidated financial condition of the Company and Qwest as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and Qwest for the respective periods covered thereby, all in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus. The selected consolidated financial data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly, in all material respects, as of the dates thereof the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company and Qwest included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus. No other financial statements or schedules of the Company, Qwest or any other affiliate of the Company are required by the Securities Act or the Exchange Act to be included in or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus.

(k) The pro forma financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been prepared on a basis consistent with the Company’s historical financial statements incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (except for the pro forma adjustments specified therein), includes all material adjustments to the Company’s historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the notes to such financial information as of the respective dates of such pro forma information and gives effect to assumptions made on a reasonable basis. No other pro forma financial statements or information are required by the Securities Act or the Exchange Act to be included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus.

(l) KPMG LLP (“KPMG”), who has audited certain financial statements of the Company and Qwest incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, and audited the Company’s internal control over financial reporting as of December 31, 2011, is an independent registered public accounting firm with respect to the Company and Qwest, in each case, as required by the Securities Act.

(m) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information and the Prospectus any loss or interference with its business that is material to the Company and its subsidiaries (taken as a whole), from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any change in the capital stock of the Company or any of its subsidiaries (except for newly-issued shares issued pursuant to the Company’s employee benefit plans, stock-based incentive plans, incentive compensation plans, employee stock purchase plans, dividend reinvestment plans or other plans in the ordinary course of business), any change in the face amount of consolidated long-term debt for borrowed money owed by the Company and its subsidiaries (except for borrowings under the Company’s revolving credit facility in the ordinary course of business and changes to long-term debt based on the application of United States generally accepted accounting principles that do not change the face amount of such debt) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus.

(n) The Company is not, and after giving effect to the issuance and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(o) Excluding those set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no actions, suits or proceedings pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, that is likely to have a Material Adverse Effect. Excluding those set forth in the Registration Statement, the Time of Sale Information and the Prospectus, all actions, suits or proceedings now pending against the Company or any of its subsidiaries, or any of their respective officers in their capacities as such, before any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, if decided or resolved in a manner unfavorable to the Company or any of its subsidiaries, would not be likely to, individually or in the aggregate, have a Material Adverse Effect.

(p) The Company and each of the Subsidiaries has, and at the Closing Date will have, (i) such franchises, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, other than those the absence of which would not be likely to have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such franchise, certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be likely to have a Material Adverse Effect, (ii) complied in all material respects with all laws, statutes, ordinances, rules, regulations, orders or decrees of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Company or any Subsidiary or any of the property or assets of the Company or any Subsidiary (including, without limitation, any such laws, statutes, ordinances, rules, regulations, orders or decrees with respect to environmental protection or the release, handling, treatment, storage or disposal of hazardous substances or toxic wastes), the failure to comply with which would be likely to have a Material Adverse Effect, and (iii) performed in all material respects all of its obligations required to be performed by it under any material contract or other instrument to which it is a party or by which its property is bound or affected, and is not, and at the Closing Date, will not be, in default under any such contract or instrument the effect of which would be likely to have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other instrument to which it or any Subsidiary is a party is in default in any respect thereunder, except for any such defaults (alone or collectively) that would not be likely to have a Material Adverse Effect; provided that it is understood and agreed that neither the Company nor any Subsidiary has undertaken any special investigation to determine compliance by such other parties under any such contract or other instrument. The Company is not, and at the Closing Date will not be, in violation of any provision of its articles of incorporation or by-laws, each as amended, or in default in any material respect under any agreement or instrument evidencing indebtedness for borrowed money. The Subsidiaries are not, and at the Closing Date, will not be, in violation of any material provision of their respective articles of incorporation or by-laws (or comparable organizational documents), each as amended, or in default under any agreement or instrument evidencing indebtedness for borrowed money (A) as a result of the failure to make one or more payments in excess of $25 million in the aggregate that are due and owed thereunder, or (B) otherwise in any respect which is likely to have a Material Adverse Effect.

(q) No consent, approval, authorization or order of, or any filing, registration, qualification or declaration with, any court or governmental agency or body is required for (i) the execution, delivery or performance of this Agreement, the Securities or the Seventh Supplemental Indenture by the Company, (ii) the authorization, offer, issuance, transfer, sale or delivery of the Securities by the Company in accordance with this Agreement or (iii) the consummation by the Company of the transactions on its part contemplated herein and by the Indenture, except such as may have been obtained, or on or prior to the Closing Date will be obtained, under the Securities Act, the Exchange Act or the Trust Indenture Act and such as may be required under foreign or state securities or blue sky laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of the Securities by the Underwriters.

(r) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the Underwriters, will constitute a valid and binding agreement of the Company and will be enforceable against the Company in accordance with the terms hereof, except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) rights to indemnity and contribution hereunder may be limited by federal or state laws relating to securities or the policies underlying such laws. The Indenture has been duly authorized, executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(s) The issue and sale of the Securities, the execution, delivery and performance by the Company of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby will not (i) result in a violation of any of the terms or provisions of the articles of incorporation or by-laws (or comparable instruments), each as amended, of the Company or any of the Subsidiaries, or (ii) violate or conflict with any franchise or any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the Company, any of the Subsidiaries or the business or properties of the Company or any of the Subsidiaries or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of the Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties is or are bound or affected (the “applicable agreements”), other than with respect to this clause (iii) any breaches, violations, defaults, terminations or accelerations with respect to any applicable agreement that will not, or are not likely to, have a Material Adverse Effect.

(t) The Company and each of the Subsidiaries has good and marketable title to all franchises, properties and assets owned by it, which are material to the business or operations of the Company and its subsidiaries, taken as a whole (including without limitation the stock or other equity interests of all subsidiaries), free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Time of Sale Information and the Prospectus and except immaterial liens which do not affect the operations or financial condition of the Company. The Company and each of the Subsidiaries has valid, subsisting and enforceable leases for the properties leased by it, with such exceptions as would not materially interfere with the business or operations of the Company and its subsidiaries, taken as a whole.

(u) All existing material contracts described in the Time of Sale Information and the Prospectus to which the Company or any of the Subsidiaries is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Such described contracts are the only contracts required to be described in the Time of Sale Information and the Prospectus by the Securities Act.

(v) No statement, representation, warranty or covenant made by the Company in this Agreement or the Indenture or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect in any material respect.

(w) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the offering and sale of the Securities.

(x) No action has been taken (including the issuance or service of any injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction), and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body that prevents the issuance of the Securities, suspends the effectiveness of the Registration Statement, prevents or suspends the use of the Time of Sale Information or the Prospectus, or suspends the sale of the Securities in any jurisdiction referred to in Section 4(i) below, provided, however, that to the extent this representation relates to state securities or blue sky laws and laws of jurisdictions other than the United States and its political subdivisions, it shall be limited to the knowledge of the Company.

(y) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in any jurisdiction referred to in Section 4(i) below in contravention of applicable law, provided that no representation is made herein as to the activities of any Underwriter.

(z) The Company and its Subsidiaries maintain (x) systems of internal controls over financial reporting (as defined in Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (y) disclosure controls and procedures as defined in, and that comply in all material respects with the requirements of, Rule 15d-15 under the Exchange Act. The Company is not aware of any material weakness in its internal controls over financial reporting.

(aa) The Company is, to its knowledge, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission that have been adopted and are effective thereunder.

4. Agreements of the Company.

The Company agrees with the several Underwriters as follows:

(a) The Company will file each of the Preliminary Prospectus and the Prospectus in a form approved by the Representatives with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of first use, with respect to the Preliminary Prospectus, and the date of determination of the public offering price of the Securities, with respect to the Prospectus or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act. The Company will prepare final term sheets in a form approved by the Representatives and attached hereto as Exhibit D-1 and Exhibit D-2 (the “Final Term Sheets”) and will file any Issuer Free Writing Prospectus (including the Final Term Sheets) to the extent required by Rule 433 under the Securities Act.

(b) The Company will not, from the Time of Sale until the end of such period as the Prospectus is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by an Underwriter or dealer, file any amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus, unless a draft thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

(c) The Company will notify the Underwriters promptly, and will confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof, or pursuant to Section 8A of the Securities Act, (iv) until the end of such period as the Prospectus is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by an Underwriter or dealer, of the happening of any event that in the judgment of the Company requires the Company to file an amendment or supplement to the Registration Statement and (v) of receipt by the Company, or any representatives or attorney of the Company, of any other communication from the Commission relating to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or the offering of the Securities. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

(d) If and to the extent not already furnished, the Company will, upon request, furnish to the Underwriters, without charge, one complete copy of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and will upon request make available to the Underwriters, without charge, additional copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits and documents incorporated by reference therein.

(e) The Company will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, which consent shall be in writing for any Issuer Free Writing Prospectus other than the Final Term Sheets.

(f) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(g) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(h) At the Time of Sale, and thereafter from time to time, the Company will deliver to the Underwriters, without charge, as many copies of the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any supplement thereto, as the Underwriters may reasonably request. The Company consents to the use of the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for any period of time thereafter during which a prospectus is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection therewith. If during such period of time, any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Time of Sale Information and the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made when delivered, not misleading, or if it is necessary to supplement the Time of Sale Information and the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement thereto or a document under the Exchange Act deemed to be incorporated therein, and will deliver to the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Preliminary Prospectus or the Prospectus, unless a draft thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

(i) The Company will cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Securities for offer and sale under the securities or blue sky laws of such United States jurisdictions and similar laws of such foreign jurisdictions as the Underwriters may request, and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process or general taxation in any jurisdiction where it is not now so subject.

(j) During the period of five years commencing at the Time of Sale, to the extent the Company is not required to file periodic reports with the Commission pursuant to Sections 13 or 15 of the Exchange Act, the Company will furnish to the Underwriters, if requested, copies of such financial statements and other reports and information as the Company may from time to time distribute generally to the holders of any class of its securities.

(k) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Execution Date falls, an earning statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Time of Sale, within the meaning of and satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 thereunder).

(l) Unless otherwise agreed by the parties hereto, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, the Basic Prospectus, the Preliminary Prospectus, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus and any amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus, (ii) the preparation and delivery of certificates representing the Securities, (iii) the printing of this Agreement, any agreement among underwriters, any dealer agreements and any underwriters’ questionnaire, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus and all amendments and supplements thereto, as may be reasonably requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (v) any filings required to be made by the Underwriters with FINRA, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (vi) the registration or qualification of the Securities for offer and sale under the securities or blue sky laws of such United States jurisdictions and similar laws of such foreign jurisdictions designated pursuant to Section 4(i) hereof, including the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, and the preparation and printing of any preliminary, supplemental and final blue sky memoranda, (vii) counsel to the Company, (viii) the rating of the Securities by one or more rating agencies, (ix) the Trustee and any agent of the Trustee and the fees, disbursements and other charges of counsel for the Trustee in connection with the Indenture and the Securities and (x) the applicable Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso thereof.

(m) Unless otherwise agreed by the parties, if this Agreement shall be terminated for any reason by the Company pursuant to any of the provisions hereof (other than pursuant to Section 8 hereof), if for any reason the Company shall be unable to perform its obligations hereunder or if any condition to the Underwriters’ obligations hereunder is not fulfilled at or prior to the Closing Date, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel for the Underwriters) reasonably incurred by them in connection herewith.

(n) The Company will not at any time, directly or indirectly, take any action described in Section 3(y) hereof.

(o) Until 30 days from the Execution Date, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, by public offering, or announce the public offering of, any other debt securities of the Company other than (i) the Securities and (ii) the incurrence of indebtedness under the Company’s revolving credit facility or through commercial paper issuances.

(p) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, prior to the Renewal Deadline, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, (ii) if the Company is no longer eligible to file an automatic shelf registration statement, prior to the Renewal Deadline, if it has not already done so, the Company will file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline and (iii) the Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities (references herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be).

(q) If at any time when the Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective, (iv) promptly notify the Representatives of such effectiveness; and (v) take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible (references herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be).

5. Agreements of the Underwriters.

Each Underwriter hereby represents, warrants and agrees to and with the Company that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (a “Free Writing Prospectus”) other than (i) a Free Writing Prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such Free Writing Prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule III to this Agreement or prepared pursuant to Section 3(d) or Section 4(a) above (including any electronic road show), or (iii) any Free Writing Prospectus prepared by such Underwriter and approved by the Company in advance in writing.

(b) It will, pursuant to reasonable procedures developed in good faith, retain copies of, and comply with any legending requirements applicable to, each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated prior to the end of such period as the Prospectus is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by an Underwriter or dealer).

6. Conditions of Obligations of the Underwriters.

(a) In addition to the execution and delivery of the Price Determination Agreement by the Company, the obligations of the Underwriters shall be subject to the condition that all representations and warranties and other statements of the Company set forth herein are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions, unless any such condition is waived in writing by the Representatives:

(a) (i) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall be in effect and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall be pending or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received, (ii) any request for additional information on the part of the staff of the Commission or any such authorities with respect to the offering of the Securities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iii) the Company shall have filed the Prospectus pursuant to Rule 424 under the Securities Act and shall have made all other filings (including, without limitation, the Final Term Sheets) required by Rule 424 or Rule 433 under the Securities Act within the time periods required by such rules and (iv) after the Time of Sale, no amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Representatives did not object thereto in good faith, and the Underwriters shall have received certificates, dated the Closing Date and signed on behalf of the Company by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon their information and belief), to the effect of clauses (i) and (ii).

(b) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (excluding any amendment or supplement thereto) (i) there shall not have been any change in the capital stock of the Company (except for newly-issued shares issued pursuant to the Company’s employee benefit plans, stock-based incentive plans, incentive compensation plans, employee stock purchase plans, dividend reinvestment plans or other similar plans in the ordinary course of business) or any of its subsidiaries, any change in the face amount of consolidated long-term debt for borrowed money owed by the Company and its subsidiaries (except for borrowings under the Company’s revolving credit facility in the ordinary course of business and changes to long-term debt based on the application of United States generally accepted accounting principles that do not change the face amount of such debt) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus and

(ii) neither the Company nor any of the Subsidiaries shall have sustained any loss or interference with its business or properties from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, the effect of which any such case described in clause (i) or (ii) is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

(c) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”); (ii) a suspension or material limitation in trading in the Company’s securities by the NYSE; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) any material adverse change in the financial markets in the United States or elsewhere; or (v) the outbreak or escalation of hostilities or other international or national calamity or crisis, if the effect of any such event specified in clause (iv) or (v), in the Representatives’ reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

(d) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(e) At the Closing Date, the Securities shall have at least the ratings specified in the Time of Sale Information, and the Company shall have delivered, to the extent available, to the Representatives a letter, dated the Closing Date, from each relevant rating agency, or other evidence reasonably satisfactory to the Representatives, confirming that the Securities have been assigned such ratings.

(f) Since the respective dates as of which information is given in the Registration Statement and the Time of Sale Information, there shall have been no litigation or other proceeding instituted against the Company or any of the Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would have a Material Adverse Effect.

(g) On the Closing Date, the Underwriters shall have received an opinion, dated the Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Stacey W. Goff, Esq., Executive Vice President, General Counsel and Secretary of the Company, and from Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., special counsel to the Company, to the effect set forth in Exhibit B and Exhibit C hereto, respectively.

(h) On the Closing Date, the Underwriters shall have received an opinion, dated the Closing Date, from Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably require. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, and certificates of public officials.

(i) On the date hereof and at the Closing Date, KPMG, who has audited (x) certain of the financial statements of the Company and its subsidiaries and (y) certain of the financial statements of Qwest and its subsidiaries, in each case, incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, with respect to such financial statements of the Company and its subsidiaries and such financial statements of Qwest and its subsidiaries.

(j) At the Closing Date, there shall be furnished to the Underwriters a certificate, dated the date of its delivery, signed on behalf of the Company by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters, to the effect that:

(i) Each signer of such certificate has carefully examined the Registration Statement, the Time of Sale Information and the Prospectus and (A) the Registration Statement, as of the Effective Date (including any Rule 430 Information), is true and correct in all material respects and does not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading, (B) the Time of Sale Information, at the Time of Sale, is true and correct in all material respects and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) the Prospectus, as of its date and as of the Closing Date, is true and correct in all material respects and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not untrue or misleading (it being understood that to the extent a statement in the Registration Statement, Prospectus or Time of Sale Information, including any documents deemed to be incorporated by reference therein, refers to and speaks as of a specific date, each signer of such certificate only represents with respect to such statement that it was true and correct in all material respects as of such date) and (D) since the Time of Sale, no event has occurred as a result of which it is necessary to supplement the Time of Sale Information or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

(ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct; and

(iii) Each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with or satisfied.

(k) The Company shall have furnished to the Underwriters such certificates, in addition to those specifically mentioned herein, as the Underwriters may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement, the Prospectus or the Time of Sale Information, or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus or the Time of Sale Information as to the accuracy at the Closing Date, of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations of the Underwriters hereunder.

7. Indemnification.

(a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Prospectus and any other prospectus relating to the Securities (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Prospectus, and any other prospectus relating to the Securities, any Issuer Free Writing Prospectus or any Time of Sale Information, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter, severally, but not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, and any other prospectus relating to the Securities, any Issuer Free Writing Prospectus or any Time of Sale Information, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus, the Prospectus, and any other prospectus relating to the Securities, any Issuer Free Writing Prospectus or any Time of Sale Information, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the Company and such indemnified party shall have mutually agreed to the employment of such counsel, or (ii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the Company and such indemnified party shall have been advised by such counsel that a conflict of interest between the Company and such indemnified party may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and also the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties), in which case the fees and expenses of such counsel shall be at the expense of the Company. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above and the indemnifying party has been prejudiced in any material respect by such failure, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of any Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee and agent of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

8. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse at the Closing Date to purchase any of the Securities which it or they have agreed to purchase hereunder, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities, the other Underwriters shall be obligated, severally, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the principal amount of Securities which they have respectively agreed to purchase pursuant to Section 1 hereof bears to the aggregate principal amount of Securities which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as such non-defaulting Underwriters may specify; provided that in no event shall the maximum principal amount of Securities which any Underwriter has become obligated to purchase pursuant to Section 1 hereof be increased pursuant to this Section 8 by more than one-ninth of the principal amount of Securities agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse at the Closing Date to purchase any Securities and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate principal amount of the Securities and arrangements satisfactory to any non-defaulting Underwriter and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Securities under this Agreement. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Termination. Until the Closing Date, this Agreement may be terminated by the Representatives on behalf of the Underwriters by giving notice as hereinafter provided to the Company if (i) the Company will have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder or (ii) any condition to the Underwriters’ obligations hereunder is not fulfilled at or prior to the Closing Date. Any termination of this Agreement pursuant to this Section 9 will be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(l), 4(m) and 7 hereof.

10. Miscellaneous.

Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Stacey W. Goff, Esq., Executive Vice President, General Counsel and Secretary or (b) if to the Underwriters, c/o the Representatives, to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division and to RBC Capital Markets, LLC, RBC Three World Financial Center, 200 Vesey Street, 8th

Floor New York, New York 10281. Any such notice shall be effective only upon receipt. Any notice under this Section 10 may be made by telephone, but if so made shall be subsequently confirmed in writing.

The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any officer, director, employee, agent or controlling person of any Underwriter, or the Company or any officer, director, employee, agent or controlling person of the Company, and shall survive delivery of and payment for the Securities.

This Agreement has been and is made solely for the benefit of the several Underwriters and the Company and of the controlling persons, directors, officers, employees and agents referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Securities from any of the several Underwriters.

THE RIGHTS AND DUTIES OF THE PARTIES TO THIS UNDERWRITING AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES THAT MIGHT CALL FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN CASE ANY PROVISION IN THIS AGREEMENT SHALL BE INVALID, ILLEGAL OR UNENFORCEABLE, THE VALIDITY, LEGALITY AND ENFORCEABILITY OF THE REMAINING PROVISIONS SHALL NOT IN ANY WAY BE AFFECTED OR IMPAIRED THEREBY.

The Company and the Underwriters each hereby irrevocably waive any right they may have to trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

11. No Fiduciary Duty. The Company acknowledges and agrees that the Underwriters named in this Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any of its affiliates as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in this Agreement of the

Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

Very truly yours,

CENTURYLINK, INC.

By:	/s/ Stacey W. Goff
	Name:	Stacey W. Goff
	Title:	Executive Vice-President, General Counsel and Secretary

Confirmed as of the date first above mentioned:

Barclays Capital Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Barclays Capital Inc.

By:	/s/ Pamela Kendall
	Name:	Pamela Kendall
	Title:	Director

J.P. Morgan Securities LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

As Representatives of the several Underwriters

SCHEDULE I

CENTURYLINK, INC.

Name of Underwriter	Principal Amount of the Series T Notes	Principal Amount of the Series U Notes

Barclays Capital Inc.	$350,000,000	$162,500,000
J.P. Morgan Securities LLC	350,000,000	162,500,000
Morgan Stanley & Co. LLC	210,000,000	97,500,000
RBC Capital Markets, LLC	210,000,000	97,500,000
Mizuho Securities USA Inc.	70,000,000	32,500,000
U.S. Bancorp Investments, Inc.	70,000,000	32,500,000
SunTrust Robinson Humphrey, Inc.	56,000,000	26,000,000
Fifth Third Securities, Inc.	42,000,000	19,500,000
Morgan Keegan & Company, Inc.	42,000,000	19,500,000

Total	$1,400,000,000	$650,000,000

Schedule I

SCHEDULE II

SUBSIDIARIES

Name

Carolina Telephone and Telegraph, LLC

Centel Corporation

CenturyTel Holdings, Inc.

CenturyTel Investments of Texas, Inc.

Embarq Corporation

Embarq Florida, Inc

Qwest Communications International Inc.

Qwest Services Corporation

Qwest Corporation

Qwest Communications Company, LLC

Schedule II

SCHEDULE III

•	Final Term Sheet relating to the Series T Notes, dated March 5, 2012.

•	Final Term Sheet relating to the Series U Notes, dated March 5, 2012.

Schedule III

EXHIBIT A

CENTURYLINK, INC.

PRICE DETERMINATION AGREEMENT

March 5, 2012

Barclays Capital Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Mizuho Securities USA Inc.

U.S. Bancorp Investments, Inc.

SunTrust Robinson Humphrey, Inc.

Fifth Third Securities, Inc.

Morgan Keegan & Company, Inc.

c/o	Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

RBC Capital Markets, LLC
Three World Financial Center, 8th Floor
200 Vesey Street
New York, New York 10281

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement, dated March 5, 2012 (the “Underwriting Agreement”), between CenturyLink, Inc., a Louisiana corporation (the “Company”), and the several Underwriters named in Schedule I thereto (the “Underwriters”). The Underwriting Agreement provides for the sale to the Underwriters, and the purchase by the Underwriters, severally and not jointly, from the Company, subject to the terms and conditions set forth therein, of $1,400,000,000 aggregate principal amount of the Company’s 5.80% Senior Notes, Series T, due 2022 (the “Series T Notes”) and $650,000,000 aggregate principal amount of the Company’s 7.65% Senior Notes, Series U, due 2042 (the “Series U Notes” and, together with the Series T Notes, the “Securities”) to be issued pursuant to an Indenture dated as of March 31, 1994 between the Company and Regions Bank (successor-in-interest to First American Bank

Exhibit A-1

& Trust of Louisiana and Regions Bank of Louisiana), as trustee, and as will be further supplemented, with respect to the Securities, by the Seventh Supplemental Indenture to be dated as of March 12, 2012. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

For all purposes of the Underwriting Agreement, “Time of Sale” means 5:15 p.m. (New York City time) on the date of this Price Determination Agreement.

Pursuant to Section 1(b) of the Underwriting Agreement, the undersigned agree with the several Underwriters that (i) the purchase price for the Series T Notes to be paid by the several Underwriters shall be 99.192% of the aggregate principal amount of the Series T Notes set forth opposite the names of the Underwriters in Schedule I attached thereto and (ii) the purchase price for the Series U Notes to be paid by the several Underwriters shall be 99.030% of the aggregate principal amount of the Series U Notes set forth opposite the names of the Underwriters in Schedule I attached thereto.

The Company represents and warrants to the several Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

THE RIGHTS AND DUTIES OF THE PARTIES TO THIS PRICE DETERMINATION AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES THAT MIGHT CALL FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

This Price Determination Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

Exhibit A-2

If the foregoing is in accordance with your understanding of the agreement among the several Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the several Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours,

CENTURYLINK, INC.

By:
Name:
Title:

Confirmed as of the date first above mentioned:

Barclays Capital Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Barclays Capital Inc.

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

RBC Capital Markets, LLC

By:
Name:
Title:

As Representatives of the several Underwriters

Exhibit A-3

EXHIBIT B

Form of Opinion of Stacey W. Goff, Esq.,

General Counsel of CenturyLink, Inc.

1. The Company and each of the Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

2. The Company and each of the Subsidiaries has full power and authority to own or lease all the assets owned or leased by it and, to the best of my knowledge, has all necessary and material authorizations, approvals, orders, licenses, certificates, franchises, and permits of and from all governmental regulatory officials and bodies to own its properties and to lawfully conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus.

3. The Company or one of its wholly owned subsidiaries is the sole record and beneficial owner of all of the issued common stock of each of the Subsidiaries.

4. The execution and delivery by the Company of the Underwriting Agreement and the Indenture and the performance by the Company of the transactions contemplated thereby (including the issuance and sale of the Securities) will not (i) result in a violation of any of the terms or provisions of the articles of incorporation or by-laws (or comparable instruments) of the Company or any of the Subsidiaries, or (ii) violate or conflict with any franchise or any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body known to me and applicable to the business or properties of the Company or any of the Subsidiaries or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of the Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties is or are bound or affected (the “applicable agreements”), other than with respect to this clause (iii) any breaches, violations, defaults, terminations or accelerations with respect to any applicable agreement that will not, or are not likely to, have a Material Adverse Effect.

5. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, to the best of my knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective officers, in their capacity as such, before or by any United States federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which in my opinion is likely to have a Material Adverse Effect.

Exhibit B-1

I have participated in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus. Although I have not verified and am not opining upon or assuming any responsibility for the accuracy or completeness of the information contained in the Registration Statement, the Time of Sale Information and the Prospectus, on the basis of my participation in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus and my discussions with certain officers and employees of the Company, certain of its legal counsel, its independent registered public accountants and your representatives and counsel, nothing has come to my attention which would lead me to believe that the Registration Statement, as of the Effective Date (including any Rule 430 Information), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any supplement thereto, as of its date and as of the date of this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that I express no opinion with respect to financial statements, schedules and other financial, statistical or accounting data included in the Registration Statement, the Time of Sale Information or the Prospectus (or incorporated by reference therein) or the Statements of Eligibility (Form T-1) under the Trust Indenture Act.

Exhibit B-2

EXHIBIT C

Form of Opinion of

Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P

1. The Company and each of the Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2. The Securities have been duly authorized, executed and delivered by the Company. The Securities, when duly authenticated in accordance with the terms of the Indenture and assuming due payment by the Underwriters in accordance with the Underwriting Agreement, will entitle their holders to the benefits provided by the Indenture and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally, (ii) the enforceability thereof is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain provisions contained in the Indenture relating to remedies may be limited by public policy, equitable principles or other provisions of applicable laws, rules, regulations, court decisions or constitutional requirements, but in our judgment the matters in this clause (iii) do not result in the remedies that remain available being inadequate for the enforcement of the Indenture and the Securities.

3. (i) As of the date the Company filed its Annual Report on Form 10-K for the year ended December 31, 2011 (the “10-K Date”), the Registration Statement, as of the Time of Sale, the Time of Sale Information, and, as of its date, the Prospectus (and any supplement thereto), including each document incorporated or deemed to be incorporated by reference therein, as of the time such documents were filed, complied in all material respects as to form with the requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and (ii) at the 10-K Date, the Indenture complied in all material respects as to form with the Trust Indenture Act and the Indenture has been duly qualified under the Trust Indenture Act (except that we express no opinion as to (a) financial statements, schedules and other financial or statistical data contained in the Registration Statement, the Time of Sale Information or the Prospectus (or incorporated by reference therein) and (b) the Statements of Eligibility under the Trust Indenture Act on Form T-1 (the “Form T-1s”) contained in, made a part of or incorporated by reference in the Registration Statement).

4. The Registration Statement became effective upon filing with the Commission under the Securities Act and, to the best of our knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering has been instituted or is threatened or pending and, to the best of our knowledge, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received.

Exhibit C-1

5. No consent, approval, authorization or order of, or filing, registration, qualification or declaration with, any court or United States federal, state or local governmental agency or body is required for (i) the execution, delivery and performance by the Company of the Underwriting Agreement, the Securities or the Indenture by the Company, (ii) the authorization, offer, issuance, sale or delivery of the Securities by the Company or (iii) the consummation by the Company of the transactions on its part contemplated by the Underwriting Agreement and the Indenture, except such as may have been previously obtained under the Securities Act, the Exchange Act or the Trust Indenture Act or the New York Stock Exchange Listed Company Manual and such as may be required under state securities or blue sky laws and the rules and regulations promulgated thereunder or the rules of FINRA in connection with the purchase and distribution of the Securities by the Underwriters.

6. The statements under the heading “Description of Debt Securities of CenturyLink” in the Registration Statement and the headings “Description of the Notes” and “Material United States Federal Income Tax Consequences” in the Time of Sale Information and the Prospectus are accurate in all material respects and, insofar as such description contains statements constituting a summary of the legal matters or documents referred to therein, such statements fairly summarize the information referred to therein.

7. The Company has full corporate power and authority to enter into the Underwriting Agreement and the Indenture. The Underwriting Agreement has been duly authorized, executed and delivered by the Company. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except (i) that the enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally, (ii) that the enforceability of the Indenture is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) that certain provisions contained in the Indenture relating to remedies may limited by public policy, equitable principles or other provisions of applicable laws, rules, regulations, court decisions or constitutional requirements, but in our judgment the matters in this clause (iii) do not result in the remedies that remain available being inadequate for the enforcement of the Indenture.

8. The issue and sale of the Securities by the Company, the execution, delivery and performance by the Company of the Underwriting Agreement and the Indenture and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of any of the terms or provisions of the articles of incorporation or by-laws (or comparable instruments) of the Company or any of the Subsidiaries, or (ii) to the best of our knowledge, violate or conflict with any franchise or any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body known to us and applicable to the business or properties of the Company or any of the Subsidiaries, except where such violation or conflict would not have a Material Adverse Effect.

Exhibit C-2

9. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, to the best of our knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of the Subsidiaries or any of their respective officers in their capacity as such, before or by any United States federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which in our opinion is likely to have a Material Adverse Effect.

10. The Company is not, and after giving effect to the issuance and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Other than with respect to the opinion expressed in paragraph 6 above, we have not ourselves verified the accuracy, completeness or fairness of the information included in the Registration Statement, the Time of Sale Information and the Prospectus. We have generally reviewed and discussed such information with certain officers and employees of the Company, certain of its legal counsel and its independent registered public accountants and with the Underwriters and their counsel. On the basis of such review and discussion (relying as to materiality upon the statements of the officers and other representatives of the Company, although nothing has come to our attention that would lead us to believe that it is unreasonable for us or you to so rely thereon), but without assuming any responsibility for, or independently verifying, any information other than as stated above, nothing has come to our attention that would lead us to believe that the Registration Statement, as of the Effective Date (including any Rule 430 Information) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any supplement thereto, as of its date and as of the date of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that we express no belief with respect to (i) financial statements and notes thereto, related schedules and any other financial or statistical data included in the Registration Statement, the Time of Sale Information and the Prospectus, (ii) the Form T-1s) or (iii) statements or omissions based upon information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein).

As special counsel to the Company, we do not as a matter of course review or pass on all agreements or proceedings to which the Company or its subsidiaries have become parties nor have we done so in connection with this opinion. Accordingly, whenever any statement in this letter is qualified by the phrase “to the best of our knowledge” or “known to us” or a phrase of similar import, such phrase is intended to mean the actual knowledge of information by the lawyers in our firm who have been principally involved in negotiating the subject transaction and preparing the pertinent documents and any other lawyers in our firm devoting substantive attention to matters for the Company, having substantial responsibility for managing the client relationship with the Company or overseeing the firm’s provision of securities law advice to the Company, but does not include the information that might be revealed if there were to be

Exhibit C-3

undertaken a canvass of all lawyers in our firm, a general search of our files, a review of all of the Company’s contacts or any other type of independent investigation. Any certificate or representation obtained by us from the officers of the Company in connection with this opinion has been relied upon by us as to factual matters without independent verification, but nothing has come to our attention that would lead us to believe that it is unreasonable for us or you to rely thereon.

In rendering the foregoing opinion, counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to Underwriters’ counsel) of other counsel reasonably acceptable to Underwriters’ counsel as to matters governed by the laws of jurisdictions other than the United States and the State of Louisiana, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel and, in such counsel’s opinion, such counsel and you are justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be addressed to the Underwriters (or shall state that the Underwriters may rely thereon) and shall be furnished to Underwriters’ counsel on the Closing Date.

Exhibit C-4

EXHIBIT D-1

CenturyLink, Inc.

$1,400,000,000 5.80% Senior Notes, Series T, due 2022

Pricing Term Sheet

Date: March 5, 2012

Issuer:	CenturyLink, Inc.
Principal Amount:	$1,400,000,000
Security:	$1,400,000,000 5.80% Senior Notes, Series T, due 2022
Maturity:	March 15, 2022
Coupon:	5.80%
Issue Price:	99.842%
Yield to Maturity:	5.821%
Spread to Benchmark Treasury:	+ 380 basis points
Benchmark Treasury:	2.000% due February 15, 2022
Benchmark Treasury Yield:	2.021%
Interest Payment Dates:	March 15 and September 15, commencing September 15, 2012
Interest Calculation Convention:	30/360
Denominations:	$2,000 minimum x $1,000
Optional Redemption:	At any time at greater of Par and Make-Whole at discount rate of Treasury plus 50 basis points.
Settlement Date:	T+5; March 12, 2012
CUSIP Number:	156700AS5
ISIN/Common Code:	US156700AS50
Joint Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the complete prospectus if you request it by calling Barclays Capital Inc. at 888-603-5847, J.P. Morgan Securities LLC collect at 212-834-4533, Morgan Stanley & Co. LLC at 866-718-1649 or RBC Capital Markets, LLC at 866-375-6829.

Exhibit D-1-1

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Exhibit D-1-2

EXHIBIT D-2

CenturyLink, Inc.

$650,000,000 7.65% Senior Notes, Series U, due 2042

Pricing Term Sheet

Date: March 5, 2012

Issuer:	CenturyLink, Inc.
Principal Amount:	$650,000,000
Security:	$650,000,000 7.65% Senior Notes, Series U, due 2042
Maturity:	March 15, 2042
Coupon:	7.65%
Issue Price:	99.905%
Yield to Maturity:	7.658%
Spread to Benchmark Treasury:	+ 450 basis points
Benchmark Treasury:	3.125% due November 15, 2041
Benchmark Treasury Yield:	3.158%
Interest Payment Dates:	March 15 and September 15, commencing September 15, 2012
Interest Calculation Convention:	30/360
Denominations:	$2,000 minimum x $1,000
Optional Redemption:	At any time at greater of Par and Make-Whole at discount rate of Treasury plus 50 basis points.
Settlement Date:	T+5; March 12, 2012
CUSIP Number:	156700AT3
ISIN/Common Code:	US156700AT34
Joint Book-Running Managers:	Barclays Capital Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the complete prospectus if you request it by calling Barclays Capital Inc. at 888-603-5847, J.P. Morgan Securities LLC collect at 212-834-4533, Morgan Stanley & Co. LLC at 866-718-1649 or RBC Capital Markets, LLC at 866-375-6829.

Exhibit D-2-1

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Exhibit D-2-2